EMPLOYMENT AGREEMENT


         This Employment Agreement (the "Agreement"), dated as of May 12, 1998, is entered into by and among IFS International, Inc., a Delaware corporation (the "Company"), whose principal executive office is located at Rensselaer Technology Park, 300 Jordan Road, Troy, New York 12180, IFS International, Inc., a New York corporation and a wholly owned subsidiary of the Company, and any other subsidiary of the Company, (the Company and its subsidiaries are sometimes collectively referred to in this Agreement as the "Companies") and David L. Hodge (the "Executive"), an individual whose address is #5 Valley View Boulevard, Unit 422, Rensselaer, New York 12144 with reference to the following facts:


                                    RECITALS:

         WHEREAS, on December 17, 1997, the Company and the Executive entered into that certain Employment Agreement (the "Prior Agreement") whereby the Company retained the services of the Executive as its President and Chief Executive Officer and as the President and the Chief Executive Officer of its wholly owned subsidiary, IFS International, Inc. to render executive and managerial services for both companies; and

         WHEREAS, pursuant to section 13.A. of the Prior Agreement, the Company and the Executive desire to amend and restate the terms and conditions of the Executive's employment by the Companies.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties to this Agreement (collectively "parties" and individually a "party") agree as follows:


                                   AGREEMENT:

         1.       DEFINITIONS

                  Set forth below are definitions of capitalized terms which are generally used throughout this Agreement and not defined elsewhere in it:

                  (a)   "Affiliate"   means  any  "Person"  (as  defined  below)
controlling, controlled by, or under common control with a party.

                  (b) "Board" means the Board of Directors of the Company, as such body may be reconstituted from time to time.

                  (c) "Change In Control"  shall  mean,  subject to  subsections
(iv) and (v) below, the occurrence of any of the following events:

                           (i)  An  acquisition  of  control  by  an  "Acquiring
Person" where, immediately after the subject acquisition, such "Person" holds "Beneficial Ownership" of more than fifty percent (50%) of the "Total Combined Voting Power" of the Company's then outstanding "Voting Securities". The terms in quotations in the immediately preceding sentence shall, for purposes of this Agreement, have the following meanings:


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                                    (A)   "Acquiring   Person"  shall  mean  any
                  "Person" which acquires the defined percentage of securities, with the exception of: (A) any Employee Benefit Plan (or a trust forming a part thereof) maintained by the Companies (or any of them), or any corporation or entity in which the Companies (or any of them) hold fifty percent (50%) or more of the "Voting Securities" (each, a "Controlled Subsidiary"); (B) the Company or any Controlled Subsidiary; or (C) any "Person" which acquires the threshold percentage of "Voting Securities" through a "Non-Control Transaction" (as defined below);

                                    (B) "Non-Control Transaction" shall mean any
                  transaction in which the stockholders of the Company immediately before such transaction, directly or indirectly own immediately following such transaction at least a majority of the "Total Combined Voting Power" of the outstanding "Voting Securities" of the surviving corporation (or other entity) resulting from such transaction, in substantially the same proportion as such stockholders' ownership of the "Voting Securities" of the Company immediately before such transaction;

                                    (C) "Person," "Beneficial Ownership," "Total
                  Combined Voting Power" and "Voting Securities" shall have the meanings ascribed to such terms in Sections 13(d) and 14(d) of the Securities Exchange Act and Rule 13d-3 promulgated thereunder; or

     (ii) During any period of three (3) consecutive years after the date of this Agreement, the individuals who constituted the Company's Board at the beginning of such period (the "Incumbent Board") cease to constitute a majority of the Company's Board, for any reason(s) other than (A) the voluntary resignation of one or more Board members; (B) the refusal by one or more Board members to stand for election to the Board; and/or (C) the removal of one or more Board members for good cause; provided, however, (1) that if the nomination or election of any new director of the Company was approved by a vote of at least a majority of the Incumbent Board, such new director shall be deemed a member of the Incumbent Board; and (2) that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Securities Exchange Act of 1934), or as a result of a solicitation of proxies or consents by or on behalf of an Acquiring Person, other than a member of the Board (a "Proxy Contest"), or as a result of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                           (iii) The Board or the  stockholders  of the  Company
approve:

                  (A) A merger or consolidation or reorganization of the Company with:

     (1) any Controlled Subsidiary, and such transaction is not a Non-Control Transaction; or

                                                     (2) any  other  corporation
or other entity, and such transaction is not a Non-Control Transaction; or

     (B) A complete liquidation or dissolution of the Company, and such transaction is not a Non-Control Transaction; or

                  (C) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to (1) any
                  Controlled Subsidiary, and such transaction is not a Non-Control Transaction, or (2) to any other Person, and such transaction is not a Non-Control Transaction.

                           (iv)  Notwithstanding  subsections  (i) through (iii)
above, a Change In Control shall not be deemed to have occurred solely because any Person acquired Beneficial Ownership of more than the threshold percentage of the outstanding Voting Securities as a result of an acquisition of Voting Securities by the Company (each, a "Redemption") which, by reducing the number of Voting Securities outstanding, increased the percentage of outstanding Voting Securities Beneficially Owned by such Person; provided, however, that if
(A) a Change In Control would occur as a result of a Redemption but for the operation of this sentence, and (B) after such Redemption, such Person becomes the Beneficial Owner of any additional Voting Securities, which increase the percentage of the then outstanding Voting Securities Beneficially Owned by such Person over the percentage owned as a result of the Redemption, then a Change In Control shall be deemed to occur.

                           (v)  Notwithstanding  any  other  provision  of  this
subsection (c), if the Executive or an Affiliate of the Executive who is then a stockholder or director of the Company, either: (i) expressly voted in favor of the transaction constituting the Change In Control in such Person's capacity as either a stockholder or as a director of the Company; or (ii) expressly abstained from voting (other than by reason of an "interest" in a matter or transaction); and/or (iii) failed or refused to vote, then the transaction shall not constitute a Change in Control.

                  (d) "Disability" (or the related term "Disabled") means any of the following: (i) the receipt of any disability insurance benefits by the Executive; (ii) a declaration by a court of competent jurisdiction that the Executive is legally incompetent; (iii) the Executive's material inability due to medically documented mental or physical illness or disability to fully perform the Executive's regular duties of his employment, for a three (3) month continuous period, or for six (6) cumulative months within any one (1) year continuous period; or (iv) the reasonable determination by the Board that the Executive will not be able to fully perform the Executive's regular duties of his employment for a three (3) month continuous period. If the Board determines that the Executive is Disabled under subsection (iv) above, and the Executive disagrees with the conclusion of the Board, then the Company shall engage a qualified independent physician reasonably acceptable to the Executive to examine the Executive at the sole expense of the Company. The determination of such physician shall be provided in writing to the parties and shall be final and binding upon the parties for all purposes of this Agreement. The Executive hereby consents to examination in the manner set forth above, and waives any physician-patient privilege arising from any such examination as it relates to the determination of the purported disability. If the parties cannot agree upon a physician, a physician shall be appointed by the American Arbitration Association according to the rules and practices of the American Arbitration Association from time-to-time in force.

                  (e) "Person" (other than for purposes of determining a Change in Control) means an individual or natural person, a corporation, partnership (limited or general), joint-venture, association, business trust, limited liability company or partnership, trust (whether revocable or irrevocable), pension or profit sharing plan, individual retirement account, or fiduciary or custodial arrangement.

                  (f) "Termination For Cause" means a termination of the Executive caused by a determination of two-thirds of the Board of Directors of IFS International, Inc., a Delaware corporation, excluding the Executive if then a member of the Board, that one of the following events has occurred:

     (i) Any of the Executive's representations or warranties in this Agreement is not materially true, accurate and/or complete;

                           (ii) The Executive has  intentionally and continually
breached or wrongfully failed and/or refused to fulfill and/or perform
(A) any of the Executive's obligations, promises or covenants under this Agreement, or (B) any of the warranties, obligations, promises or covenants in any agreement (other than this Agreement) entered into between the Companies (or any of them) and the Executive, without cure, if any, as provided in such agreement;

                           (iii) The Executive has  intentionally  failed and/or
refused to obey any lawful and proper order or directive of the Board, and/or the Executive has intentionally interfered with the compliance by other employees of the Companies (or any of them) with any such orders or directives;

                           (iv) The  Executive  has  intentionally  breached the
Executive's fiduciary duties to the Companies (or any of them);

                           (v)  The  Executive  has  intentionally   caused  the
Companies (or any of them) to be convicted of a crime, or to incur criminal penalties in material amounts;

                           (vi)  The  Executive  has  committed:  (A) any act of
fraud, misrepresentation, theft, embezzlement or misappropriation, and/or any other dishonest act against the Companies (or any of them); or (B) any other offense involving moral turpitude, which offense is followed by conviction or by final action of any court of law; or (C) a felony;

                                    (vii)   The   Executive    repeatedly    and
intemperately uses alcohol or drugs, to the extent that such use (A) interferes with or is likely to interfere with the Executive's ability to perform the Executive's duties, and/or (B) endangers or is likely to endanger the life, health, safety, or property of the Executive, the Companies (or any of them), or any other person;

                                    (viii)  The  Executive   has   intentionally
demonstrated or committed such acts of racism, sexism or other discrimination as would tend to bring the Companies (or any of them) into public scandal or ridicule, or could otherwise result in material and substantial harm to the business, reputation, operations, affairs or financial position of the Companies (or any of them); and/or

                           (ix)  The   Executive   engaged   in  other   conduct
constituting legal cause for termination.

                           No act, nor failure to act, on the  Executive's  part
shall be considered "intentional" unless the Executive has acted, or failed to act, with a lack of good faith and with a lack of reasonable belief that the Executive's action or failure to act was in the best interests of the Companies (or any of them). In the event the Executive is both Disabled and the provisions of subsection (vii) of this section 1(f) are applicable, the Companies shall have the right to deem such event as a Termination For Cause.

                  (g) "Termination By Executive For Good Reason" means the Executive's termination of this Agreement based on his reasonable determination that one of the following events has occurred:

     (i) Any of the representations or warranties in this Agreement made by the Companies are not materially true, accurate and/or complete;

                           (ii) The Companies (or any of them) intentionally and
continually breach or wrongfully fail to fulfill or perform (A) their obligations, promises or covenants under this Agreement; or (B) any warranties, obligations, promises or covenants in any agreement (other than this Agreement) entered into between the Companies (or any of them) and the Executive, without cure, if any, as provided in such agreement;

                           (iii) The Companies  terminate this Agreement and the
Executive's employment hereunder, and such termination does not constitute Termination For Cause;

                           (iv)  Without  the  consent  of  the  Executive,  the
Companies: (A) substantially alter or materially diminish the position, nature, status, prestige or responsibilities of the Executive from those in effect by mutual agreement of the parties from time-to-time; (B) assign additional duties or responsibilities to the Executive which are wholly and clearly inconsistent with the position, nature, status, prestige or responsibilities of the Executive then in effect; or (C) remove or fail to reappoint or re-elect the Executive to the Executive's offices under this Agreement (as they may be changed or augmented from time-to-time with the consent of the Executive), or as a director of the Company, except in connection with the Disability of the Executive;

                           (v) Without the ratification  (express or implied) of
the Executive, the Executive is removed from the Board without his consent; or the Company fails to nominate or reappoint the Executive to the Board (unless the Executive is deceased or Disabled, or such removal or failure is attributable to an event which would constitute Termination For Cause), or if the Executive is so nominated, the stockholders of the Company fail to re-elect the Executive to the Board;

                           (vi) The  Companies  (or any of  them)  intentionally
require the Executive to commit or participate in any felony or other serious crime; and/or

                           (vii) The  Companies (or any of them) engage in other
conduct constituting legal cause for termination.

                           If any of the events  described  in this section 1(g)
occurs, and such event is reasonably susceptible of being cured, the Companies shall be entitled to a grace period of thirty (30) days following receipt of written notice of such event to effect such cure.

         2.       EMPLOYMENT OBLIGATIONS

                  (a) Engagement; Duties. The Companies hereby engage the Executive as their President and Chief Executive Officer, and the Executive accepts such engagement, upon the terms and conditions set forth below. The Executive shall do and perform all services, acts, or things necessary or advisable that a President and a Chief Executive Officer would customarily be empowered and authorized to do and perform by law and under the Bylaws of the Companies.

     The Executive shall report solely to the Board of Directors of the Company. The Executive's responsibilities with respect to the Companies may be changed or supplemented by the Board from time-to-time, in its discretion. The Executive shall be reasonably available to travel as the needs of the business of the Companies may require.

                  (b) Performance. The Executive shall devote the Executive's entire and undivided business time, energy, abilities and attention solely and exclusively to the performance of the Executive's duties hereunder and the business of the Companies. The Executive shall at all times faithfully, loyally, conscientiously, diligently and, to the best of the Executive's ability, perform all of the Executive's duties and obligations under this Agreement, and otherwise promote the interests and welfare of the Companies, all consistent with the highest and best standards of the Companies' industry. The Executive:
(i) shall strictly comply with and adhere to all applicable laws, and the Companies' Articles of Incorporation, Bylaws and policies; (ii) shall obey all reasonable rules and regulations and policies now in effect or as subsequently modified governing the conduct of employees of the Companies, and (iii) shall not commit any acts of gross negligence, willful misconduct, dishonesty, fraud or misrepresentation, racism, sexism or other discrimination, or any other acts which would tend to bring the Companies (or any of them) into public scandal or ridicule, or would otherwise result in material harm to the business or reputation of the Companies or any of them. The Companies acknowledge that the Executive is a member of the Board of Directors of Techmetrics International Incorporated and that the Executive is required to spend a reasonable amount of time in fulfilling the obligations related to that position. The Companies agree that the Executive may continue to render services to Techmetrics International Incorporated as a member of its Board of Directors and that the time spent in rendering such services, so long as it is reasonable, will not constitute a breach of this Agreement.

                  (c) Facilities and Services. The Companies shall provide such support staff, facilities, equipment and supplies as are reasonably necessary or suitable for the adequate performance of the Executive's duties and obligations under this Agreement, including technical and secretarial help and the provision of an appropriate home computer configuration as specified by the Executive.

         3.       TERM

                  (a) Initial Term. Unless this Agreement is previously terminated by either party as provided in sections 11 or 12 below, the Companies hereby employ the Executive pursuant to the terms of this Agreement, and the Executive hereby accepts such employment, for the period beginning on February 15, 1998 and ending on February 14, 2001 (the "Initial Term").

                  (b) Automatic Renewal; Termination by the Companies. This Agreement will be automatically renewed for additional and consecutive one (1) year terms (each, a "Renewal Term") following the expiration of each Initial or Renewal Term, (each a "Term"), unless either party gives written notice to the other party, no later than sixty (60) days prior to the expiration of the then pending Term, of its or his election not to automatically renew this Agreement for an additional year.

         4.       COMPENSATION

                  (a) Annual Base Salary. During the term of this Agreement, the Companies shall pay to the Executive an annual base salary of Two Hundred Thousand dollars ($200,000) (the "Annual Salary.") The Annual Salary shall be subject to any Tax Withholdings and/or Employee Deductions that are applicable.

                  (b) Annual Bonus. The Executive and the Board shall meet no later than 90 days from the start of each of the Company's fiscal years to establish performance standards and goals to be met by the Executive, which standards and goals shall be based upon earnings, cash flows, EBITDA and other objectives that are mutually agreed to by the Executives and the Board. During the Term, the Companies shall pay to the Executive, no later than thirty (30) days after the completion of each fiscal year, a cash bonus which shall be computed as no more than 50% of the Executive's Annual Salary (the "Annual Bonus") for each year in which the performance standards and goals are met or exceeded by the Executive. Nothing in this section shall prevent the Executive and the Board from mutually agreeing to an alternative computation of the Annual Bonus, which may be implemented and paid to the Executive in place of the Annual Bonus described herein. Any Annual Bonus calculated for payment to the Executive for the period from February 1998 through June 1, 1999 shall take into consideration the fact that the Executive will have been employed by the Companies for a period of sixteen (16) months (rather than twelve (12) months) prior to the calculation of the Annual Bonus. The Companies shall, therefore, calculate the Annual Bonus for the period starting on June 1, 1998 and ending on May 31, 1999 and add to it an additional 33 1/3% of the Annual Bonus amount. The Annual Bonus shall be subject to any Applicable Tax Withholdings and/or Employee Deductions.

                  (c) Annual Review. Commencing on June 1, 1998, and on each June 1st thereafter, the Annual Salary then effective shall be increased (but not decreased) by an amount: (i) which shall reflect the increase, if any, in the cost of living during the previous 12 months by adding to the Annual Salary an amount computed by multiplying the Annual Salary by the percentage by which the level of the Consumer Price Index for the Troy, New York Metropolitan Area, as reported on June 1st of the new year by the Bureau of Labor Statistics of the United States Department of Labor has increased over its level as of June 1st of the prior year; and (ii) which will maintain the Executive's compensation at a level consistent with the compensation paid to executive officers holding similar positions in the software industry. Additionally, commencing on June 1, 1999, and on each June 1st thereafter (or more frequently if it is deemed necessary) the Board shall review the Executive's Annual Salary to determine whether to otherwise increase the Executive's compensation, without any obligation by the Board to authorize such increase. Any increase to the Executive's Annual Salary made on June 1, 1999 shall take into consideration the fact that the Executive will have been employed by the Companies for a period of sixteen (16) months (rather than twelve (12) months) prior to such increase. The Companies shall, therefore, calculate the Executive's annual increase for the period starting on June 1, 1999 and ending on May 31, 2000 and add to it an additional 33 1/3% of such increase.

                  (d)  Participation  In Employee  Benefit Plans.  The Executive
shall have the same rights, privileges, benefits and opportunities to participate in any of the Companies' employee benefit plans which may now or hereafter be in effect on a general basis for executive officers or employees, including its qualified retirement plans and its non-qualified deferred compensation plans. The Companies shall provide to the Executive, at the expense of the Companies and not the Executive: (i) health, vision and dental insurance covering the Executive, his spouse and his dependent children; (ii) disability insurance; (iii) term life insurance insuring the life of the Executive for the sum of Five Hundred Thousand dollars ($500,000) with the beneficiary to be named by the Executive; and (iv) group term life insurance coverage in the amount of Fifty Thousand dollar ($50,000) or such greater amount as may be available to employees under such group term plan as the Companies may adopt from time to time. As of the date of this Agreement the Companies have not yet obtained a Five Hundred Thousand dollar ($500,000) term life insurance policy insuring the life of the Executive, therefore, the Companies agree that, if the Executive dies prior to the issuance of such policy, the Companies shall pay to the Executive's spouse, if she survives him, the sum of Three Hundred Thousand dollars ($300,000) and to each of the Executive's two children, if they survive him, the sum of One Hundred Thousand dollars ($100,000). The health, vision and dental insurance shall be with such underwriters and shall contain such provisions as the Companies, in their sole discretion, may determine from time to time. The Companies may delete coverages and otherwise amend and change the type and quantity of insurance coverage it provides in its sole discretion, but in no event shall coverage be provided which is less comprehensive than coverage then being provided to other senior management employees of the Companies. In the event the Executive receives payments from a disability plan maintained by the Companies (or any of them), the Companies shall have the right to offset such payments against the Annual Salary otherwise payable to the Executive during the period for which payments are made by such disability plan.

                  (e) Stock Options. The Executive acknowledges receipt of options to purchase fifty thousand (50,000) shares of the Company's common stock in accordance with the terms and conditions of the stock option plan in effect at the time of the grant the options. The Executive shall also be entitled to receive a minimum of twenty-five thousand (25,000) options to purchase the Company's common stock on the first anniversary of the execution of this Agreement and a minimum of twenty-five thousand (25,000) options to purchase the Company's common stock on the second anniversary and on each succeeding anniversary of the execution of this Agreement, the terms and conditions of such options to be governed by the stock option plan in effect at the time of the grant of the options. Subject to the requirements of any state or federal securities laws of the United States, the common stock to be acquired by exercise of the options granted hereunder shall be freely tradeable. The Executive shall be entitled to exercise the options with cash, or will be entitled to a "cashless" exercise using other common stock of the Company, or will be entitled to exercise the options using any other consideration acceptable to the Company. The provisions of this section 4(e) shall control in the event that they conflict with the provisions of any other agreements entered into by the Executive and the Company which govern the vesting and exercise of options granted to the Executive, including the Company's stock option plan(s).

                  (f) Stock Appreciation Rights. Subject to the receipt of any approval required by the By-laws of the Company, the General Corporation Law of Delaware and/or any federal or state securities laws, the Company shall grant to the Executive, upon execution of this Agreement, stock appreciation rights ("SAR") based on thirty thousand (30,000) shares of the Company's common stock and, on each anniversary of the execution of this Agreement, the Executive shall receive additional SARs based on thirty thousand shares (30,000) of the Company's common stock. These grants shall be governed by a separate Stock Appreciation Rights Agreement which shall set forth all material terms and conditions of the SARs. Upon exercise of the SARs, the Executive shall receive from the Companies an amount equal to the excess of the fair market value of the SAR shares exercised over the fair market value of the SAR shares as of the date of the grant. Such amount shall be paid to the Executive, at the Executive's option, in cash or with the Company's common stock.

                  (g) Annuity. Within one (1) year from the date of this Agreement, the Companies shall purchase for the Executive an annuity (the
"Annuity") which will pay to the Executive the sum of Forty Thousand dollars ($40,000) per year during the joint lives of the Executive and his spouse. The Companies shall gross-up the compensation paid to the Executive to cover the payment of any and all taxes, of any kind or nature, that are incurred by the Executive as a result of his receipt of the Annuity.

                  (h) Club Memberships. During the Term, the Companies shall maintain, on behalf of the Executive, a membership in one (1) health club and a membership in one (1) tennis club in the greater Albany, New York area. The membership fee for each club shall not exceed One Thousand dollars ($1,000) per year.

     (i) Payment of Compensation. The compensation to be paid hereunder shall be paid entirely by the Company or in part by the Company and any other subsidiary, as they may mutually agree.
         5.       ALLOWANCES AND LOANS

                  (a) Automobile  Allowance.  The Companies shall provide a late model luxury automobile to the Executive for his use during the term of this Agreement, and shall pay all purchase-installment and/or lease payments to acquire such automobile, as well as the cost to insure the automobile. If the Companies fail to provide the automobile during any portion of the term of this Agreement, the Companies shall pay to the Executive the sum of Six Hundred dollars ($600) for each month an automobile is not provided, to reimburse the Executive for the cost of an automobile and for the payment of insurance in connection therewith. The Companies shall additionally reimburse the Executive for all gasoline, operation, maintenance and repair costs associated with the Executive's use of the automobile upon submission of itemized receipts therefore. Payment and/or provision of the aforesaid allowance shall be subject to any applicable Tax Withholdings and/or Employee Deductions. The Executive shall be responsible for all income taxes imposed on the Executive by reason of the automobile allowance.

                  (b) Relocation Allowance. The Companies shall reimburse the Executive for all reasonable relocation expenses actually and properly incurred by the Executive's move to Albany, New York. Such expenses shall include:

     (i)  Moving  Expenses.   All  reasonably  incurred  expenses  to  move  the
Executive's home furnishings and personal property (including any vehicle) to Albany, New York.

     (ii) Expenses Related to Purchase and Sale of Residence. All customary and usual expenses related to the sale of the Executive's home in Florida, including up to Forty Thousand dollars ($40,000) in lost equity, subject to the receipt by the Companies of documentation necessary to verify the loss, if incurred.

     (iii) Interim Living Expenses. For the shorter of a period of twelve (12) months or until the Executive is able to sell his residence in Florida, all reasonable expenses related to the rental of a home and furnishings which are incurred by the Executive. In addition, the Companies shall pay for one round trip airfare ticket every two weeks for the Employee or his spouse for transportation between the Company's offices and the Executive's home in Florida (or to the home of his parents or in-laws in Georgia) during such interim period.

     (iv) Income Tax Consequences. While payment and/or provision of the relocation expenses shall be subject to any federal or state withholding as may be applicable, such payments to the Executive shall be grossed up to cover the payment of any and all taxes, of any kind or nature, that are incurred by the Executive as a result of his receipt of the foregoing allowances.

         6.       BUSINESS EXPENSES

                  During the Term of this Agreement the Executive is authorized to incur, and the Companies shall directly pay or reimburse to the Executive, his reasonable and necessary business expenses, duly and actually incurred in connection with the duties and services to be performed by the Executive pursuant to this Agreement, including without limitation entertainment, meals, travel, lodging and other similar out-of-pocket expenses, upon the Executive's submission to the Companies of itemized expense statements setting forth the date, purpose and amount of the expense incurred, together with corresponding receipts showing payment by the Executive in cases where he seeks reimbursement, all in conformity with business expense payment and/or reimbursement policies established by the Companies from time to time, all of which shall comply with the substantiation requirements of any applicable taxing authorities, and regulations promulgated by such authorities thereto, pertaining to the deductibility of such expenses. Direct payment and/or reimbursement shall be made by the Companies no later than fifteen (15) days from the date that the foregoing documentation is submitted by the Executive.

         7.       TAX WITHHOLDINGS AND EMPLOYEE DEDUCTIONS

                  The Companies shall be entitled to deduct from any payments to the Executive pursuant to the terms of this Agreement (including any payments arising from the early termination of this Agreement), amounts sufficient to cover any applicable federal, state, and/or local income tax withholdings and/or deductions as may be required in connection with such payment, including without limitation old-age and survivor's and other social security payments, state disability and other withholdings payment as may be required by the tax laws or regulations of any applicable jurisdiction (collectively, the "Tax Withholdings"), as well as all other elective employee deductions applicable to such payment such as, for example, deductions relating to any Employee Benefit Plan in which the Executive participates (collectively, the "Employee Deductions").

         8.       PERSONAL TIME-OFF

                  The Executive shall be entitled in each calendar year during the term of this Agreement to such number of personal time-off days for such purposes, including vacations and time for personal affairs ("Personal Time-Off") as are approved by the Board, but not less than twenty (20) business days. Personal Time-Off shall be in addition to regular paid holidays provided to all employees of the Company. The Executive's compensation shall be paid in full with respect to approved Personal Time-Off days. Should the Executive fail to use all Personal Time-Off days in any calendar year, the Executive shall have the option of (i) receiving payment for such days on a pro rata basis, or (ii) "carrying-over" unused Personal Time-Off days to succeeding years. Personal time-off shall be taken during a period or periods mutually satisfactory to both the Companies and the Executive.

         9.       INSURANCE

                  If requested by the Companies, the Executive shall submit to such physical examinations and otherwise take such actions and execute and deliver such documents as may be reasonably necessary to enable the Companies, at their expense and for their benefit, to obtain disability and/or life insurance on the life of the Executive. The Executive represents and warrants that he has no reason to believe that he is not insurable for disability or life coverage with a reputable insurance company at rates now prevailing for healthy persons of the Executive's age and gender.

             10. NONCOMPETITION, NONSOLICITATION AND NONINTERFERENCE
                    AND PROPRIETARY PROPERTY AND CONFIDENTIAL
                             INFORMATION PROVISIONS.

                  (a)      Noncompetition.

     (1) "Applicable Definitions" For purposes of this section 10, the following capitalized terms shall have the definitions set forth below:

     i. "Business Segments" - The term "Business Segments" is defined as each of the Companies' products or product lines.


                           ii. "Competitive Business" - The term "Competitive Business" is defined as any business that directly competes with the Companies' Business Segments, whether such business is conducted by a proprietorship, partnership, corporation or other entity or venture.

                           iii. "Territory" - The term "Territory" is defined as the geographic area (both within the United States and internationally) in which each Business Segment is carried on including, by way of example and not limitation, the entire geographic area in which the Companies conduct various phases of such Business Segment, including purchasing, production, distribution, promotional and marketing activities, and sales.

     (2) Covenant Not To Compete. The Executive hereby covenants and agrees that during the term of this Agreement, and for a period of one (1) year from the date this Agreement is terminated or expires, the Executive shall not, with respect to each Business Segment and within the boundaries of the Territory applicable to such Business Segment, without the prior written consent of the Companies (which consent may be withheld in the sole and absolute discretion of Companies), directly or indirectly, either alone or in association or in connection with or on behalf of any person, firm, partnership, corporation or other entity or venture now existing or hereafter created: (i) be or become interested or engaged in, directly or indirectly, with any Competitive Business including, without limitation, being or becoming an organizer, investor, lender, partner, joint venturer, stockholder, officer, director, employee, manager, independent sales representative, associate, consultant, agent, supplier, vendor, vendee, lessor, or lessee to any Competitive Business, or (ii) in any manner associate with, or aid or abet or give information or financial assistance to any Competitive Business, or (iii) use or permit the use of the Executive's name or any part thereof to be used or employed in connection with any Competitive Business (collectively and severally, the "Noncompetition
Covenants"). Notwithstanding the foregoing, the provisions of this section 10(a)2 shall not be deemed to prevent the purchase or ownership by the Executive as a passive investment of the outstanding capital shares of any publicly held corporation, so long as any other obligation or duty under the Noncompetition Covenants are not breached.

     (3) Separate Covenants. The Noncompetition Covenants shall be construed to be divided into separate and distinct Noncompetition Covenants with respect to
(i) each Business Segment and (ii) each matter or type of conduct described therein. Each of such divided Noncompetition Covenants shall be separate and distinct from all such other Noncompetition Covenants with respect to the same or any other Business Segment.

     (4) Acknowledgements. The Executive acknowledges that: (i) the covenants and the restrictions contained in the Noncompetition Covenants are necessary, fundamental, and required for the protection of the business of the Companies;
(ii) the Noncompetition Covenants relate to matters which are of a special, unique and extraordinary value; and (iii) a breach of any of the Noncompetition Covenants will result in irreparable harm and damages which cannot be adequately compensated by a monetary award.

     (5) Judicial Limitation. Notwithstanding the foregoing, if at any time a court of competent jurisdiction holds that any portion of any Noncompetition Covenant is unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, such Noncompetition Covenant shall be interpreted to extend only over the maximum period of time, maximum geographical area, or maximum extent in all other respects, as the case may be, as to which it may be enforceable, all as determined by such court in such action.
                  (b)      Nonsolicitation and Noninterference.

     (1) Covenants. The Executive hereby covenants and agrees that during the term of this Agreement, and for a period of two (2) years from the date this Agreement terminates or expires, the Executive shall not, either for the Executive's own account or directly or indirectly in conjunction with or on behalf of any person, partnership, corporation or other entity or venture:
                           i. Solicit or employ or attempt to solicit or employ any person who is then or has, within twelve (12) months prior thereto, been an officer, partner, manager, agent or employee of the Companies or any affiliate of the Companies whether or not such a person would commit a breach of that person's contract of employment with the Companies (or any of them), if any, by reason of leaving the service of the Companies (the "Nonsolicitation Covenant"); or

                           ii. On behalf of, directly or indirectly, any Competitive Business (as such term is defined in section 10 (a)1.ii., or for the purpose of or with the reasonably foreseeable effect of harming the business of the Companies, solicit the business of any person, firm or company which is then, or has been at any time during the preceding twelve (12) months prior to such solicitation, a customer, client, contractor, supplier or vendor of the Companies (or any of them) (the "Noninterference Covenant)".

     (2) Acknowledgments. Each of the parties acknowledges that: (i) the covenants and the restrictions contained in the Nonsolicitation and
Noninterference Covenants are necessary, fundamental, and required for the protection of the Companies' businesses; (ii) such Covenants relate to matters which are of a special, unique and extraordinary value; and (iii) a breach of either of such Covenants will result in irreparable harm and damages which cannot be adequately compensated by a monetary award.

     (3) Judicial Limitation. Notwithstanding the foregoing, if at any time, despite the express agreement of the Companies and the Executive, a court of competent jurisdiction holds that any portion of any Nonsolicitation or Noninterference Covenant is unenforceable by reason of its extending for too great a period of time or by reason of its being too extensive in any other respect, such Covenant shall be interpreted to extend only over the maximum period of time or to the maximum extent in all other respects, as the case may be, as to which it may be enforceable, all as determined by such court in such action.

                  (c)      Proprietary Property; Confidential Information.

     (1) "Applicable Definitions" For purposes of this section 10(c), the following capitalized terms shall have the definitions set forth below:
                           i.    "Confidential    Information"    -   The   term
         "Confidential Information" is collectively and severally defined as any information, matter or thing of a secret, confidential or private nature, whether or not so labeled, which is connected with the business or methods of operation of the Companies (or any of them) or concerning any of their suppliers, customers, licensors, licensees or others with whom the Companies (or either of them) have a business relationship, and which has current or potential value to the Companies (or any of them) or the unauthorized disclosure of which could be detrimental to the Companies (or any of them). Confidential Information shall be broadly defined and shall include, by way of example and not limitation,: (i) matters of a business nature available only to management and owners of the Companies of which the Executive may become aware (such as information concerning customers, vendors and suppliers, including their names, addresses, credit or financial status, buying or selling habits, practices, requirements, and any arrangements or contracts that the Companies may have with such parties, the Companies' marketing methods, plans and strategies, the costs of materials, the prices for which the Companies obtain or have obtained or at which the Companies sell or have sold their products or services, the Companies' manufacturing and sales costs, the amount of compensation paid to employees of the Companies and other terms of their employment, financial information such as financial statements, budgets and projections, and the terms of any contracts or agreements the Companies have entered into) and (ii) matters of a technical nature (such as product information, trade secrets, know-how, formulae, innovations, inventions, devices, discoveries, techniques, formats, processes, methods, specifications, designs, patterns, schematics, data, compilation of information, test results, and research and development projects). For purposes of the foregoing, the term "trade secrets" shall mean the broadest and most inclusive interpretation of trade secrets as defined by the Uniform Trade Secrets Act and cases interpreting the scope of the Uniform Trade Secrets Act.

                           ii. "Proprietary Property" - The term "Proprietary Property" is collectively and severally defined as any written or tangible property owned or used by the Companies in connection with the business of the Companies, whether or not such property also qualifies as Confidential Information. Proprietary Property shall be broadly defined and shall include, by way of example and not limitation, products, samples, equipment, files, lists, books, notebooks, records, documents, memoranda, reports, patterns, schematics, compilations, designs, drawings, data, test results, contracts, agreements, literature, correspondence, spread sheets, computer programs and software, computer print outs, other written and graphic records, and the like, whether originals, copies, duplicates or summaries thereof, affecting or relating to the business of Company, financial statements, budgets, projections, invoices.

     (2) Ownership of Proprietary Property. The Executive acknowledges that all Proprietary Property which the Executive may prepare, use, observe, come into possession of and/or control shall, at all times, remain the sole and exclusive property of the Companies. The Executive shall, upon demand by the Companies at any time, or upon the cessation of the Executive's employment, irrespective of the time, manner, cause or lack of cause of such cessation, immediately deliver to the Companies or their designated agent, in good condition, ordinary wear and tear and damage by any cause beyond the reasonable control of the Executive excepted, all items of the Proprietary Property which are or have been in the Executive's possession or under his control, as well as a statement describing the disposition of all items of the Proprietary Property beyond the Executive's possession or control in the event that the Executive has not previously returned such items of the Proprietary Property to the Companies.

     (3) Agreement Not to Use or Divulge Confidential Information. The Executive agrees that he will not, in any fashion, form or manner, unless specifically consented to in writing by the Companies, either directly or indirectly use, divulge, transmit or otherwise disclose or cause to be used, divulged, transmitted or otherwise disclosed to any person, firm or corporation, in any manner whatsoever (other than in the Executive's performance of duties for the Companies or except as required by law) any Confidential Information of any kind, nature or description. The foregoing provisions shall not be construed to prevent the Executive from making use of or disclosing information which is in the public domain through no fault of the Executive, provided, however, specific information shall not be deemed to be in the public domain merely because it is encompassed by some general information that is published or in the public domain or in the Executive's possession prior to the Executive's employment with the Companies.
     (4) Acknowledgment of Secrecy. The Executive acknowledges that the Confidential Information is not generally known to the public or to other persons who can obtain economic value from its disclosure or use and that the Confidential Information derives independent economic value thereby, and the Executive agrees that he shall take all efforts reasonably necessary to maintain the secrecy and confidentiality of the Confidential Information and to otherwise comply with the terms of this Agreement.

     (5) Inventions, Discoveries. The Executive acknowledges that any inventions, discoveries or trade secrets, whether patentable or not, made or found by the Executive in the scope of his employment with the Companies constitute property of the Companies and that any rights therein now held or hereafter acquired by the Executive individually or in any capacity are hereby transferred and assigned to the Companies, and agrees to execute and deliver any confirmatory assignments, documents or instruments of any nature necessary to carry out the intent of this section when requested by the Companies without further compensation therefor, whether or not the Executive is at the time employed by the Companies. Provided, however, notwithstanding the foregoing, the Executive shall not be required to assign his rights in any invention which the Executive developed entirely on his own time without using the Companies' equipment, supplies, facilities or trade secret information except for those inventions that either:
                           (i) Relate at the time of conception or reduction to practice of the invention to the Companies' business, or actual or demonstrably anticipated research or development of the Companies; or

                           (ii) Result from any work  performed by the Executive
for the Companies.

                  The Executive understands that he bears the full burden of proving to the Companies that an invention qualifies fully under this section 10(c)(5).

         11.      TERMINATION OF AGREEMENT BEFORE EXPIRATION OF TERM

                  (a) Death or Disability. Notwithstanding any other term of this Agreement, the applicable Term shall terminate upon the death or Disability of the Executive.

                  (b) Change In Control. Notwithstanding any other term of this Agreement, the applicable Term shall, at the election of the Executive delivered by written notice to the Company, terminate effective upon a Change In Control.

                  (c) Termination of Agreement for Cause. The Board of Directors of IFS International, Inc., a Delaware corporation, may terminate this Agreement and the Executive's employment hereunder at any time in the event such termination constitutes Termination For Cause, upon giving written notice to the Executive specifying in reasonable detail (i) the event which constitutes the cause; (ii) the pertinent facts and circumstances underlying the cause; and
(iii) the effective date of the termination (not to exceed ninety {90} days from the date of such notice, but which date may, at the election of IFS International, Inc., be effective upon receipt of said written notice by the Executive). Such notice shall also afford the Executive an opportunity to be heard in person by the Board (with the assistance of the Executive's legal counsel, if the Executive so desires). Such hearing shall be held reasonably promptly after such notice but, in any event, before the effective date of the prospective termination.

                  (d) Termination of Agreement by Executive for Good Reason. The Executive may terminate this Agreement and the Executive's employment hereunder at any time in the event such termination constitutes Termination By Executive For Good Reason, upon giving written notice to the Companies specifying in reasonable detail (i) the event which constitutes the good reason; (ii) the pertinent facts and circumstances underlying the good reason; and (iii) the effective date of termination (which, in the case of an event described in section 1(g) which is reasonably susceptible of being cured, shall not be less than thirty {30} days from the date of such notice).

     12. EFFECT OF TERMINATION ATTRIBUTABLE TO DEATH OR DISABILITY; TERMINATION FOR CAUSE; TERMINATION BY EXECUTIVE WITHOUT GOOD REASON

                  In the event the Executive's employment hereunder is terminated before the expiration of a Term, and such termination is attributable to (i) an event defined as Death or Disability; (ii) an event defined as Termination For Cause; and/or (iii) termination by the Executive which does not constitute Termination By Executive For Good Reason, then all rights and obligations of the Companies and the Executive under section 2 [Employment Obligations], section 4 [Compensation], section 5 [Allowances], section 6 [Business Expenses] and section 8 [Personal Time-Off] shall terminate as of the effective date of the termination; provided, however:

                  (a) The Companies shall pay: (i) the Executive's accrued but unpaid Personal Time Off, (ii) six (6) months of the Executive's then current Annual Salary, and (iii) the Executive's Annual Salary through the effective date of the termination, on or before the close of business on such effective date, provided, however, if the Executive is employed for less than the entire number of business days in such pay period, the Annual Salary for such pay period shall be prorated on the basis of the number of business days during which the Executive was actually employed during such pay period, divided by the actual number of business days in such pay period;

                  (b) The Companies shall pay the Executive's accrued but unpaid Annual Bonus through the last date of the Executive's employment within one hundred and twenty (120) days after the end of the fiscal period to which the Annual Bonus relates. The amount of the Annual Bonus shall be determined by calculating the Annual Bonus the Executive would ordinarily be entitled to for the entire fiscal year, and then dividing such amount by a fraction wherein the numerator equals the number of days the Executive was employed in such year and the denominator equals the total number of calendar days in such year. The Companies shall also pay an additional amount which shall be determined by calculating the Annual Bonus the Executive would ordinarily be entitled to for the entire fiscal year, and then dividing such amount in half;

                  (c) The Companies shall reimburse the Executive for the automobile allowance incurred pursuant to section 5(a) prior to the effective date of the termination and for a period of six (6) months following the effective date of the termination;

                  (d) The Companies shall reimburse the Executive for any business expenses incurred prior to the effective date of the termination, within three (3) business days after the Executive's submission of the Executive's expense report to the Companies;

                  (e) The Executive shall not be entitled to continue to participate in any Employee Benefit Plans except to the extent provided in such plans for terminated participants, or as may be required by applicable law. Notwithstanding the foregoing, amounts which are vested in any Employee Benefit Plans, including stock options and SARs, shall be payable in accordance with such plan.

     13. EFFECT OF TERMINATION WHERE TERMINATION ATTRIBUTABLE TO CHANGE IN CONTROL; TERMINATION BY EXECUTIVE FOR GOOD REASON; TERMINATION WITHOUT CAUSE

                  In the event the Executive's employment hereunder is terminated before the expiration of a Term, and such termination is attributable to (i) an event defined as a Change in Control; (ii) an event defined as a Termination by Executive for Good Reason; and/or (iii) termination by the Board of Directors of IFS International, Inc., a Delaware corporation, which does not constitute a Termination for Cause; then all rights and obligations of the Companies and the Executive under section 2 [Employment Obligations], section 4 [Compensation], section 5 [Allowances], section 6 [Business Expenses], and section 8 [Personal Time-Off] shall terminate as of the effective date of the termination date; provided, however:

                  (a) The Companies shall pay to the Executive, in a lump sum and without discount to present value, the Executive's then effective Annual Salary as set forth in section 4(a), said payment to be calculated for the balance of the Term of this Agreement;

                  (b) The Companies shall pay to the Executive, in a lump sum and without discount to present value, the Executive's Annual Bonus as set forth in section 4(b), calculated for the balance of the Term of this Agreement, which shall be computed as 50% of the Executive's Annual Salary earned during the twelve (12) month period immediately preceding the Executive's termination;

                  (c) All stock options which have been or are scheduled to be granted during the Term of this Agreement pursuant to section 4(e) shall become fully vested at the prevailing grant price and the Companies shall pay to the Executive a sum which shall permit the Executive to exercise, in his sole and absolute discretion, all or some of the options;

                  (d) The Executive shall be entitled to exercise all SARs which have been or are scheduled to be granted during the Term of this Agreement pursuant to section 4(f).

                  (e) At the election of the Executive, the Companies shall (i) provide to the Executive and his spouse and dependents, for a period of twelve
(12) months, medical, dental, and vision insurance and, to the Executive, disability insurance, which benefits shall be comparable to the benefits received by the Executive at the time of termination of his employment; or (ii) provide to the Executive additional compensation, payable on a monthly basis, which would approximate the cost to the Executive to obtain such comparable benefits;

                  (f) The Companies shall provide to the Executive a fully paid up life insurance policy insuring the life of the Executive in the amount of Five Hundred Thousand dollars ($500,000);

                  (g)  The   Companies   shall   forgive  any  unpaid  loans  or
indebtedness owed by the Executive to the Companies or any of them;

                  (h)  The Companies shall immediately purchase the Annuity; and

                  (i) The Companies shall immediately purchase the Executive's automobile and transfer title, free and clear of all liens and encumbrances, to the Executive;

                  (j) The Companies shall reimburse the Executive for the Executive's business expenses incurred through the effective date of the termination, within three (3) business days of the Executive's submission of the Executive's expense report to the Companies.

                  The Companies shall gross-up the compensation or remuneration paid to the Executive pursuant to subsections (a) and (b) above to cover the payment of any and all taxes, of any kind or nature, that are incurred by the Executive as a result of his receipt of the foregoing compensation.

                  The Executive shall not be required to mitigate the amount of any payment pursuant to this section 13 by seeking other employment or otherwise, and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment. The provisions of this section 13 shall not be deemed to prejudice the rights of the Companies or the Executive to any remedy or damages to which such party may be entitled by reason of a breach of this Agreement by the other party, whether at law or equity.

         14.       REMUNERATION ON SALE OR TRANSFER

                  Irrespective of whether or not the Executive's employment is terminated, if there is a (i) Change of Control; or (ii) transfer or sale of all or substantially all of the assets of the Company(ies) which is not a Change of Control; or (iii) transfer or sale of Beneficial Ownership of more than fifty percent (50%) of the Total Combined Voting Power of the Company's then outstanding Voting Securities which does not constitute a Change of Control, then the Companies shall pay to the Executive an amount equal to 6% of the first $10 million dollars in value received by the Companies (including cash, securities, debt or any other form of property) in connection with such Change of Control, transfer or sale, 8% of the next $10 million dollars in value received by the Companies in connection with such Change of Control, transfer or sale, and 10% of any value received by the Companies in excess of $20 million in connection with such Change of Control, transfer or sale, provided, however, the remuneration paid to the Executive pursuant to this section 14 shall, in any event, not be less than Five Hundred Thousand dollars ($500,000). If the Executive's employment is terminated due to a Change of Control or a transfer or sale as contemplated by this section 14, the Companies shall: (A) buy-out from the leasing agency, on behalf of the Executive, the automobile leased by the Executive pursuant to section 5(a); (B) pay all reasonable relocation costs, including the costs related to the sale of the Executive's residence in New York; and (C) pay the reasonable expenses related to his relocation, including the rental of a home and furnishings and the storage of his furnishings and personal property, for the longer of (x) twelve (12) months or (y) the sale of the Executive's residence in New York. The Companies shall gross-up the remuneration paid to the Executive pursuant to this section 14 to cover the payment of any and all taxes, of any kind or nature, that are incurred by the Executive as a result of his receipt of the foregoing remuneration.

         15.      REPRESENTATIONS AND WARRANTIES OF PARTIES

                  (a) By All Parties. Each of the parties to this Agreement hereby represents and warrants to each of the other parties to this Agreement, each of which is deemed to be a separate representation and warranty, as follows:

     (i) Organization, Power and Authority. Such party has all requisite corporate or other power and authority to enter into this Agreement.

                           (ii)  Authorization  and Validity of Agreement.  This
Agreement has been duly executed and delivered by such party and, assuming due authorization, execution and delivery by all of the other parties hereto, is valid and binding upon such party in accordance with its terms, except as limited by: (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor rights generally; and (2) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                           (iii) No Breach or Conflict. Neither the execution or
delivery of this Agreement, nor the performance by such party of the transactions contemplated herein: (i) if such party is an entity, will breach or conflict with any of the provisions of such party's governing organizational documents; or (ii) to the best of such party's knowledge and belief, will such actions violate or constitute an event of default under any agreement or other instrument to which such party is a party.

                  (b) By Executive. The Executive hereby represents and warrants to the Companies that the Executive is not Disabled at the time of the execution and delivery of this Agreement by the Executive.

         16.      SEAT ON BOARD OF DIRECTORS

                  The Executive is currently a member of the Board of Directors of the Company. During the Term, the Company shall nominate and solicit proxies or votes in favor of the election of the Executive to the Board of Directors of the Company. The Executive shall serve as a member of the Board without additional compensation unless the other members of the Board vote to pay him the same stipend paid to other Directors who are also full time employees of the Company.

         17.      MISCELLANEOUS

                  (a) Preparation of Agreement; Costs and Expenses. This Agreement was prepared by the Companies solely on behalf of such party. Each party acknowledges that: (i) he or it had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other party hereto; (ii) the terms of the transactions contemplated by this Agreement are fair and reasonable to such party; and (iii) such party has voluntarily entered into the transactions contemplated by this Agreement without duress or coercion. Each party further acknowledges that such party was not represented by the legal counsel of any other party hereto in connection with the transactions contemplated by this Agreement, nor was he or it under any belief or understanding that such legal counsel was representing his or its interests. Except as expressly set forth in this Agreement, each party shall pay all legal and other costs and expenses incurred or to be incurred by such party in negotiating and preparing this Agreement; in performing due diligence or retaining professional advisors; in performing any transactions contemplated by this Agreement; or in complying with such party's covenants, agreements and conditions contained herein. Each party agrees that no conflict, omission or ambiguity in this Agreement, or the interpretation thereof, shall be presumed, implied or otherwise construed against any other party to this Agreement on the basis that such party was responsible for drafting this Agreement.

                  (b) Cooperation. Each party agrees, without further consideration, to cooperate and diligently perform any further acts, deeds and things, and to execute and deliver any documents that may be reasonably necessary or otherwise reasonably required to consummate, evidence, confirm and/or carry out the intent and provisions of this Agreement, all without undue delay or expense.

                  (c)      Interpretation.

     (i) Survival. All representations and warranties made by any party in connection with any transaction contemplated by this Agreement shall survive the execution and delivery of this Agreement, and the performance or consummation of any transaction described in this Agreement.

     (ii) Entire Agreement/No Collateral Representations. Each party expressly acknowledges and agrees that this Agreement, and the agreements and documents referenced herein: (1) are the final, complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof; (2)
supersede any prior or contemporaneous agreements, memorandums, proposals, commitments, guaranties, assurances, communications, discussions, promises, representations, understandings, conduct, acts, courses of dealing, warranties, interpretations or terms of any kind, whether oral or written (collectively and severally, the "prior agreements"), and in particular the Prior Agreement,, and that any such prior agreements (and the Prior Agreement) are of no force or effect except as expressly set forth herein; and (3) may not be varied, supplemented or contradicted by evidence of prior agreements, or by evidence of subsequent oral agreements. No prior drafts of this Agreement, and no words or phrases from any prior drafts, shall be admissible into evidence in any action or suit involving this Agreement.

     (iii) Amendment; Waiver; Forbearance. Except as expressly provided herein, neither this Agreement nor any of its terms, provisions, obligations or rights may be amended, modified, supplemented, augmented, rescinded, discharged or terminated (other than by performance), except by a written instrument or instruments signed by all of the parties to this Agreement. No waiver of any breach of any term, provision or agreement, or of the performance of any act or obligation under this Agreement, or of any extension of time for performance of any such act or obligation, or of any right granted under this Agreement, shall be effective and binding unless such waiver shall be in a written instrument or instruments signed by each party claimed to have given or consented to such waiver. Except to the extent that the party or parties claimed to have given or consented to a waiver may have otherwise agreed in writing, no such waiver shall be deemed a waiver or relinquishment of any other term, provision, agreement, act, obligation or right granted under this Agreement, or of any preceding or subsequent breach thereof. No forbearance by a party in seeking a remedy for any noncompliance or breach by another party hereto shall be deemed to be a waiver by such forbearing party of its rights and remedies with respect to such noncompliance or breach, unless such waiver shall be in a written instrument or instruments signed by the forbearing party.

     (iv) Remedies Cumulative. The remedies of each party under this Agreement are cumulative and shall not exclude any other remedies to which such party may be lawfully entitled.
                           (v)  Severability.  If any term or  provision of this
Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws, then, and in that event: (1) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable; and (2) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby, and shall continue in full force and effect to the fullest legal extent.

                           (vi) Parties in Interest.  Nothing in this  Agreement
shall confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective successors and assigns, if any, or as may be permitted hereunder; nor shall anything in this Agreement relieve or discharge the obligation or liability of any third person to any party to this Agreement; nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

     (vii) No Reliance Upon Prior Representation.  Each party acknowledges that:
(1) no other party has made any oral representation or promise which would induce them prior to executing this Agreement to change their position to their detriment, to partially perform, or to part with value in reliance upon such representation or promise; and (2) such party has not so changed its position, performed or parted with value prior to the time of the execution of this Agreement, or such party has taken such action at its own risk.

     (viii) Headings; References; Incorporation; Gender; Statutory References. The headings used in this Agreement are for convenience and reference purposes only, and shall not be used in construing or interpreting the scope or intent of this Agreement or any provision hereof. References to this Agreement shall include all amendments or renewals thereof. All cross-references in this Agreement, unless specifically directed to another agreement or document, shall be construed only to refer to provisions within this Agreement. Any Exhibit referenced in this Agreement shall be construed to be incorporated in this Agreement by such reference. As used in this Agreement, each gender shall be deemed to include the other gender, including neutral genders appropriate for entities, if applicable, and the singular shall be deemed to include the plural, and vice versa, as the context requires. Any reference to statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

                  (d)      Enforcement.

     (i) Applicable Law. This Agreement and the rights and remedies of each party arising out of or relating to this Agreement (including, without limitation, equitable remedies) shall (with the exception of the applicable securities laws) be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles) of the State of New York, as if this Agreement were made, and as if its obligations are to be performed, wholly within the State of New York.

     (ii) Consent to Jurisdiction; Service of Process. Any "action or proceeding" (as such term is defined below) arising out of or relating to this Agreement shall be filed in and heard and litigated solely before the state courts of New York. Each party generally and unconditionally accepts the exclusive jurisdiction of such courts and venue therein; consents to the service of process in any such action or proceeding by certified or registered mailing of the summons and complaint in accordance with the notice provisions of this Agreement; and waives any defense or right to object to venue in said courts based upon the doctrine of "forum non conveniens." The term "action or proceeding" is defined as any and all claims, suits, actions, hearings, arbitrations or other similar proceedings, including appeals and petitions therefrom, whether formal or informal, governmental or non-governmental, or civil or criminal.

                           (iii)  Waiver  of Right  to Jury  Trial.  Each  party
hereby waives such party's respective right to a jury trial of any claim or cause of action based upon or arising out of this Agreement. Each party acknowledges that this waiver is a material inducement to each other party hereto to enter into the transaction contemplated hereby; that each other party has already relied upon this waiver in entering into this Agreement; and that each other party will continue to rely on this waiver in their future dealings. Each party warrants and represents that such party has reviewed this waiver with such party's legal counsel, and that such party has knowingly and voluntarily waived its jury trial rights following consultation with such legal counsel.

     (iv) Consent to Specific Performance and Injunctive Relief and Waiver of Bond or Security. Each party acknowledges that the other party(s) hereto may, as a result of such party's breach of its covenants and obligations under this Agreement, sustain immediate and long-term substantial and irreparable injury and damage which cannot be reasonably or adequately compensated by damages at law. Consequently, each party agrees that in the event of such party's breach or threatened breach of its covenants and obligations hereunder, the other non-breaching party(s) shall be entitled to obtain from a court of competent equitable relief including, without limitation, enforcement of all of the provisions of this Agreement by specific performance and/or temporary, preliminary and/or permanent injunctions enforcing any of the rights of such non-breaching party(s), requiring performance by the breaching party, or enjoining any breach by the breaching party, all without proof of any actual damages that have been or may be caused to such non-breaching party(s) by such breach or threatened breach and without the posting of bond or other security in connection therewith. The party against whom such action or proceeding is brought waives the claim or defense therein that the party bringing the action or proceeding has an adequate remedy at law and such party shall not allege or otherwise assert the legal position that any such remedy at law exists. Each party agrees and acknowledges: (i) that the terms of this subsection are fair, reasonable and necessary to protect the legitimate interests of the other party(s); (ii) that this waiver is a material inducement to the other party(s) to enter into the transaction contemplated hereby; (iii) that the other party(s) has already relied upon this waiver in entering into this Agreement; and (iv) that each party will continue to rely on this waiver in their future dealings. Each party warrants and represents that such party has reviewed this provision with such party's legal counsel, and that such party has knowingly and voluntarily waived its rights following consultation with legal counsel.

                           (v)  Recovery  of  Fees  and  Costs.   If  any  party
institutes or should the parties otherwise become a party to any action or proceeding based upon or arising out of this Agreement including, without limitation, to enforce or interpret this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or any provision hereof, or for a declaration of rights in connection herewith, or for any other relief, including equitable relief, in connection herewith, the "prevailing party" (as such term is defined below) in any such action or proceeding, whether or not such action or proceeding proceeds to final judgment or determination, shall be entitled to receive from the non-prevailing party as a cost of suit, and not as damages, all fees, costs and expenses of enforcing any right of the prevailing party (collectively, "fees and costs"), including without limitation,
(1) reasonable attorneys' fees and costs and expenses, (2) witness fees (including experts engaged by the parties, but excluding shareholders, officers, employees or partners of the parties), (3) accountants' fees, (4) fees of other professionals, and (5) any and all other similar fees incurred in the prosecution or defense of the action or proceeding; including, without limitation, fees incurred in the following: (A) postjudgment motions; (B) contempt proceedings; (C) garnishment, levy, and debtor and third party examinations; (D) discovery; and (E) bankruptcy litigation. All of the aforesaid fees and costs shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorney the aforesaid fees, costs and expenses incurred in enforcing such judgment and an award of prejudgment interest from the date of the breach at the maximum rate of interest allowed by law. The term "prevailing party" is defined as the party who is determined to prevail by the court after its consideration of all damages and equities in the action or proceeding, whether or not the action or proceeding proceeds to final judgment (the court shall retain the discretion to determine that no party is the prevailing party in which case no party shall be entitled to recover its costs and expenses under this subsection).

                  (e)      Arbitration.

     (i) Jurisdiction. The parties hereby agree that all controversies, claims and matters of difference arising out of or in connection with to the transactions contemplated by this Agreement (collectively, the "Controversies"), shall, to the maximum extent allowed by law, be resolved by binding arbitration (an "Arbitration Proceeding") before the American Arbitration Association (the "Arbitration Authority") according to the rules and practices of the Arbitration Authority from time-to-time in force. Without limiting the generality of the foregoing, the following shall be considered Controversies for this purpose: (A) all questions relating to the breach of any obligation, warranty, promise, right or condition hereunder; (B) the failure of any party to deny or reject a claim or demand of any other party; and (C) any question as to whether the right to arbitrate a certain dispute exists. This agreement to arbitrate shall be self-executing without the necessity of filing any action in any court and shall be specifically enforceable under the prevailing arbitration law.
                           (ii)   Initiation.   A  party  shall   institute   an
Arbitration Proceeding by sending written notice of an intent to arbitrate (the "Arbitration Notice") to the other parties and to the Arbitration Authority pursuant to the rules and regulations of the Arbitration Authority. The Arbitration Notice shall set forth a description of the dispute, the amount in controversy, and the remedy sought. An Arbitration Proceeding may proceed in the absence of any party if the Arbitration Notice has been properly given to such party.

     (iii) Selection of Arbitrator. Within ten (10) business days after receipt of an Arbitration Notice by the parties, they shall mutually agree upon a single arbitrator (the "Arbitrator") selected from a panel of retired judges from the Arbitration Authority. If the parties are unable to agree upon the Arbitrator, then the parties shall, within fifteen (15) business days after receipt of an Arbitration Notice by the parties, obtain a list of panelists from the Arbitration Authority equal to the number of parties plus one. The Artibration Entity shall arrange and conduct a conference in person and/or by telephone with all of the parties at a mutually acceptable time no earlier than ten (10) business days, and no later than twenty (20) business days, after its delivery of the list of panelists. At such conference, the parties shall, in such order as determined by the Arbitration Authority, strike one name from such list (with no party being allowed to strike a name previously stricken), and the remaining panelist shall be the Arbitrator. In the event two or more parties desire to strike the name of the same arbitrator, then the first party to notify the Arbitration Authority of their decision shall be deemed to have stricken such name, in which case such other party or parties must strike another name.

     (iv) Representation. Each party shall have the right to be represented by legal counsel throughout the Arbitration.

     (v) Discovery. The parties shall have the right to engage any and all discovery pertaining to civil litigation as they would be entitled to pursuant to the laws of civil procedure of the state of New York.

     (vi) Application of Law; Scope of Powers; Written Decision. The Arbitrator shall apply such principles of law and shall endeavor to decide the controversy as though the Arbitrator was a judge in a New York court of law.

                           (vii) Written Decision.  The Arbitrator shall prepare
a written decision, signed by the Arbitrator, that shall be sent to the parties within thirty (30) calendar days following the conclusion of the hearing. The written statement will be supported by written findings of fact and conclusions of law which adequately set forth the basis of the Arbitrator's decision and which cite the statutes and precedents applied and relied upon in reaching said decision.

                           (viii)  Awards.  The  parties  agree  to abide by any
award, judgment, decree or order rendered in any Arbitration Proceeding by the Arbitrator. The award, judgment, decree or order of the Arbitrator, and the findings of the Arbitrator, shall be final, conclusive and binding upon the parties hereto. Any judgment, decree or order of relief granted by the Arbitrator may be entered or obtained in any court of competent jurisdiction, state or federal, in the county in which the residence or principal office of a non-prevailing party is located, as a basis for judgment and for the issuance of execution for its collection and, at the election of the party making such filing, with the clerk of one or more other courts, state or federal, having jurisdiction over the party against whom such an award is rendered, or such party's property.

                  (f)      Assignment and Delegation; Successors and Assigns.

     (i) Prohibition Against Assignment or Delegation. Except as specifically provided in this Agreement, neither party may sell, license, transfer or assign (whether directly or indirectly, or by merger, consolidation, conversion, sale of assets, sale or exchange of securities, or by operation of law, or otherwise) any of such party's rights or interests or delegate such party's duties or obligations under this Agreement, in whole or in part, including to any subsidiary or any Affiliate, without the prior written consent of the other party, which consent may be withheld in such other party's sole discretion, provided, however:

                                    (A)  Subject  to  subsections  (B)  and  (C)
below, the Companies may, with the prior written consent of the Executive, which consent the Executive shall not unreasonably withhold, assign all of the rights and delegate all of the obligations of the Companies under this Agreement to any other Person in connection with the transfer or sale of the entire business of the Company(ies), or the merger or consolidation of the Companies with or into any other Person, so long as such transferee, purchaser or surviving Person shall expressly assumes such obligations of the Companies;

                                    (B) Notwithstanding  subsection (A) above to
the contrary, no assignment or transfer under subsection (A) may be effectuated unless the proposed transferee or assignee first executes such agreements (including a restated employment agreement) in such form as Executive may deem reasonably satisfactory to (1) evidence the assumption by the proposed transferee or assignee of the obligations of the Companies; and (2) to ensure that the Executive continues to receive such rights, benefits and protections (both legal and economic) as were contemplated by the Executive when entering into this Agreement; and

         (C) Notwithstanding subsection (A) above to the contrary: (1) any assumption by a successor or assign under subsection (A) above shall in no way release the Companies from any of their obligations or liabilities while a party to this Agreement; and (2) any merger, consolidation, reorganization, sale or conveyance under subsection (A) above shall not be deemed to abrogate the rights of the Executive elsewhere contained in this Agreement, including without limitation those resulting from a Change In Control.

     Any purported assignment or transfer in violation of the terms of this subsection 16(e) shall be null and void ab initio and of no force and effect, and shall vest no rights or interests in the purported assignee or transferee.

     (ii) Successors and Assigns. Subject to subsection 16(e)(i) above, each and every representation, warranty, covenant, condition and provision of this Agreement as it relates to each party hereto shall be binding upon and shall inure to the benefit of such party and his, her or its respective successors and permitted assigns, spouses, heirs, executors, administrators and personal and legal representatives, including without limitation any successor (whether direct or indirect, or by merger, consolidation, conversion, purchase of assets, purchase of securities or otherwise).

                  (g) Counterparts; Electronically Transmitted Documents. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto. Any signature page of this Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto by having attached to it one or more additional signature pages. If a copy or counterpart of this Agreement is originally executed and such copy or counterpart is thereafter transmitted electronically by facsimile or similar device, such facsimile document shall for all purposes be treated as if manually signed by the party whose facsimile signature appears.

                  (h) Notices. Unless otherwise specifically provided in this Agreement, all notices, demands, requests, consents, approvals or other communications (collectively and severally called "notices") required or permitted to be given hereunder, or which are given with respect to this Agreement, shall be in writing, and shall be given by: (i) personal delivery (which form of notice shall be deemed to have been given upon delivery), (ii) by telegraph or by private airborne/overnight delivery service (which forms of notice shall be deemed to have been given upon confirmed delivery by the delivery agency), (iii) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of notice shall be deemed delivered upon confirmed transmission or confirmation of receipt), or (iv) by mailing in the United States mail by registered or certified mail, return receipt requested, postage prepaid (which forms of notice shall be deemed to have been given upon the fifth {5th} business day following the date mailed. Notices shall be addressed at the addresses first set forth above, or to such other address as the party shall have specified in a writing delivered to the other parties in accordance with this paragraph. Any notice given to the estate of a party shall be sufficient if addressed to the party as provided in this section.

         WHEREFORE, the parties hereto have executed this Agreement in the City of Albany, State of New York, as of the date first set forth above.


COMPANIES:                    IFS INTERNATIONAL, INC.
                              a Delaware corporation



                              By:
                                   DuWayne Peterson,
                                   Chairman, Compensation Committee



                              By:
                                     John Singleton,
                                     Vice-Chairman, Board of Directors
                                      Compensation Committee Member

                              IFS INTERNATIONAL, INC.
                              a New York corporation



                              By:
                                   DuWayne Peterson,
                                   Chairman, Compensation Committee



                              By:

                                     John Singleton,
                                     Vice-Chairman, Board of Directors
                                      Compensation Committee Member

EXECUTIVE:                    DAVID L. HODGE
                              an individual